UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

GLOBAL EQUITY INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	None required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GLOBAL EQUITY INTERNATIONAL, INC.

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers, Dubai, UAE

INFORMATION STATEMENT

March 7, 2018

GENERAL INFORMATION

This Information Statement of GLOBAL EQUITY INTERNATIONAL, INC., a Nevada corporation (“Company”), has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) on or about March 7, 2018, to our shareholders of record as of the close of business on February 16, 2018 (“Record Date”), to notify such shareholders that on February 20, 2018 (i) the Company’s Board of Directors approved an amendment to our Articles of Incorporation to change the name of the Company, as part of a rebranding strategy, to Argentum 47, Inc., subject to shareholder approval; (ii) our Board of Directors set February 16, 2018, as the record date for shareholders entitled to vote on the amendment; and (iii) the Company received the written consent in lieu of a special meeting of shareholders from shareholders holding 66.42% of our total voting rights or castable votes (“Majority Shareholders”), approving of the Company amending the Articles of Incorporation to change the name of the Company to Argentum 47, Inc.

While the above actions have been approved by a majority of our outstanding shares in accordance with Nevada Corporate Law, the rules of the Securities and Exchange Commission provide that the above actions cannot take effect until at least 20 days after this information statement has first been sent to our shareholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on March 27, 2018.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other similar persons to forward this Information Statement to the beneficial owners of our voting securities, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C promulgated thereunder, and, in accordance therewith, the amendment to our Articles of Incorporation and name change will not become effective until at least 20 calendar days after the mailing of this Information Statement.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at http://www.sec.gov

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

GLOBAL EQUITY INTERNATIONAL, INC.

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers, Dubai, UAE

Telephone: +971 (0) 42 76 7576 / (321)-200-0142

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;
2.	Form 10-Q for the quarter ended March 31, 2017;
3.	Form 10-Q for the quarter ended June 30, 2017; and
4.	Form 10-Q for the quarter ended September 30, 2017.

OUTSTANDING VOTING SECURITIES

The holders of our Common Stock are entitled to one vote per share. As of February 16, 2018, we had 525,534,409 shares of Common Stock issued and outstanding. The holders of our Series “B” Preferred Stock are entitled to ten votes per share. As of February 16, 2018, we had 45,000,000 shares of Series “B” Preferred Stock issued and outstanding, which entitled the holders of our Series B Preferred Stock to 450,000,000 votes. The holders of our Series “C” Preferred Stock are entitled to 100 votes per share. As of February 16, 2018, we had 2,400,000 shares of Series “C” Preferred Stock issued and outstanding, which entitled the holders of our Series C Preferred Stock to 240,000,000 votes. Combined, the holders of our outstanding shares of our Common Stock, Series “B” Preferred Stock and Series “C” Preferred Stock are entitled to cast a total of 1,215,534,409 votes on all matters brought before meetings of the Company’s shareholders.

On the Record Date, persons entitled to cast 807,313,452 votes (or 66.42% of total votes entitled to be cast) voted to approve the above described corporate actions.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following tables set forth the ownership of our common stock and preferred stock by (a) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock and preferred stock; and (b) by all of named officers and our directors and by all of our named executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares and are beneficial owners of the shares indicated in the tables, except as otherwise noted by footnote.

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The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the U.S. Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

(a) Security ownership of certain beneficial owners:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Notes	Percent of Class

Common Stock	Peter J. Smith,	379,122,645	1,2	47.99%
	Villa 38 Frond “F” Palm Jumeirah,
	Dubai, UAE.

Common Stock	Enzo Taddei,	335,325,000	1,3	38.95%
	Apt. 1105, Building Elite 3,
	Sports City,
	Dubai, UAE.

Common Stock	Patrick V. Dolan	92,608,267	1,4	15.05%
	24 Harthill Road,
	Liverpool L18 6LY,
	United Kingdom.

(1)	The numbers and percentages set forth in these columns are based on 525,534,409 shares of Common Stock outstanding and the shareholder’s respective beneficial ownership of 45,000,000 shares of Series “B” Preferred Stock and 2,400,000 shares of Series “C” Preferred Stock outstanding. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the security holder has sole or shared voting power or investment power and also any shares, which the security holder has the right to acquire within 60 days. On the date of this Annual Report, each share of Series B Preferred Stock has 10 votes on all matters brought before meetings of shareholders and each share of Series C Preferred Stock has 100 votes on all matters brought before meetings of shareholders.

(2)	Mr. Smith is the direct beneficial owner of, and has sole dispositive or voting power over, these shares. Mr. Smith is the direct beneficial owner of 114,705,145 shares of Common Stock. Mr. Smith owns 16,467,500 shares of Series “B” Preferred Stock, each share of which has 10 votes on all matters brought before meetings of shareholders. In addition, Mr. Smith owns 1,000,000 shares of Series “C” Preferred Stock, each share of which has 100 votes on all matters brought before meetings of shareholders.

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(3)	Mr. Taddei is the direct beneficial owner of, and has sole dispositive or voting power over, these shares. Mr. Taddei owns 23,532,500 shares of Series “B” Preferred Stock, each share of which has 10 votes on all matters brought before meetings of shareholders. In addition, Mr. Taddei owns 1,000,000 shares of Series “C” Preferred Stock, each share of which has 100 votes on all matters brought before meetings of shareholders. Mr. Taddei does not own any shares of Common Stock.

(4)	Mr. Dolan is the direct beneficial owner of, and has sole dispositive and voting power over, these shares. Mr. Dolan is the direct beneficial owner of 2,608,267 shares of Common Stock. Mr. Dolan owns 5,000,000 shares of Series “B” Preferred Stock, each share of which has 10 votes on all matters brought before meetings of shareholders. In addition, Mr. Dolan owns 400,000 shares of Series “C” Preferred Stock, each share of which has 100 votes on all matters brought before meetings of shareholders.

(b) Security ownership of management:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Peter J. Smith	379,122,645	(1)	47.99%

Common Stock	Enzo Taddei	335,325,000	(2)	38.95%

Common Stock	Patrick V. Dolan	92,608,267	(3)	15.05%

(1)	See footnote 2 under table in (a), above.

(2)	See footnote 3 under table in (a), above.

(3)	See footnote 4 under table in (a), above.

Security ownership of certain beneficial owners of our Series “B” Preferred Stock by our named executive officers and all other persons who own our Series “B” Preferred Stock:

Name of Beneficial Owner	Number of Shares (1)		Percentage of Ownership (1)

Peter J. Smith
(President, Director and 5% or more beneficial owner)	20,000,000	(2)	44.44%

Enzo Taddei	20,000,000	(3)	44.44%
(Chief Financial Officer, Director and 5% or more beneficial owner)

Patrick V. Dolan	5,000,000	(4)	11.12%
All officers and directors as a group (three persons)	45,000,000		100.00%

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(1)	The numbers and percentages set forth in these columns are based on 45,000,000 shares of Series “B” Preferred Stock outstanding and the shareholder’s respective beneficial ownership of shares of Series “B” Preferred Stock outstanding.

(2)	Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

(3)	Mr. Taddei is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

(4)	Mr. Dolan is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

Security ownership of certain beneficial owners of our Series “C” Preferred Stock by our named executive officers and all other persons who own our Series “C” Preferred Stock:

Name of Beneficial Owner	Number of Shares (1)		Percentage of Ownership (1)

Peter J. Smith
(President, Director and 5% or more beneficial owner)	1,000,000	(2)	41.66%

Enzo Taddei	1,000,000	(3)	41.66%
(Chief Financial Officer, Director and 5% or more beneficial owner)

Patrick V. Dolan	400,000	(4)	16.66%
All officers and directors as a group (three persons)	2,400,000		100.00%

(1)	The numbers and percentages set forth in these columns are based on 2,400,000 shares of Series “C” Preferred Stock outstanding and the shareholder’s respective beneficial ownership of shares of Series “C” Preferred Stock outstanding.

(2)	Mr. Smith is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

(3)	Mr. Taddei is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

(4)	Mr. Dolan is the direct beneficial owner of, and has sole dispositive and voting power over, these shares.

There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

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THE APPROVAL OF AN AMENDMENT TO OUR ARTICLES

OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

ACTION NO. 1

Overview

On February 20, 2018, our Board of Directors and the shareholders holding a majority of the voting rights in the Company approved an amendment to the Articles of Incorporation to change the name of the Company to Argentum 47, Inc.

Reasons for action No. 1

The Company believes it should change its name to Argentum 47, Inc. to reflect the new direction and brand of the Company as it becomes engaged in advisory and fund management, among other business pursuits.

Approval of Action No. 1

The Majority Shareholders have approved the amendment to our Articles of Incorporation to effect a change in the name of the Company to Argentum 47, Inc. Including the super voting rights of the holders of our Series “B” and Series “C” Preferred Stock, there are 1,215,534,409 castable votes on all matters brought before meetings of the Company’s shareholders. A total of 807,313,452 (66.42%) votes were cast to approve the amendment to our Articles of Incorporation to change the Company’s name. The number of shares voted to approve the plan was sufficient under Nevada corporate law.

By Order of the Board of Directors

/s/ Enzo Taddei
Date: March 7, 2018	Enzo Taddei,
Director and Chief Financial Officer

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